Exhibit 10.1

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made as of May 7, 2015 by and among Morgan, Lewis & Bockius LLP (the “Escrow Agent”), Coco Partners, LLC, a Delaware limited liability company, (the “Investor”), Rokwader, Inc., a Delaware corporation (the “Company”) and Yale Farar (the “Stockholder”).  Escrow Agent, Investor, Company and Stockholder shall each be referred to individually as a “Party” and collectively, the “Parties”.  Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement (as defined below).  If the terms of this Agreement conflict in any way with the provisions of the Securities Purchase Agreement, then the provisions of the Securities Purchase Agreement shall control.  This Agreement shall become effective as of the Effective Date of the Securities Purchase Agreement.

RECITALS

A.           The Company and Investor entered into that certain Securities Purchase Agreement dated as of April 28, 2015 (the “Securities Purchase Agreement”) attached hereto as Exhibit A, pursuant to which the Company will issue and sell to Investor and Investor will purchase from the Company 15,250,000 shares of Common Stock and 5,900,000 Warrants to purchase Common Stock of the Company.

B.           Pursuant to Section 1.3.1(viii) and Section 8 of the Securities Purchase Agreement, 317,392 shares of Common Stock of the Company issued to the Stockholder pursuant to the Securities Purchase Agreement (the “Escrow Amount”) shall be deposited with the Escrow Agent (such deposited amounts, together with any distributions that may be made thereon, to constitute the “Escrow Fund” and to be governed by the provisions set forth herein).

C.           The parties hereto desire to set forth additional terms and conditions relating to the operation of the Escrow Fund.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Escrow Fund.

(a)           Pursuant to Section 1.3.1(viii) and Section 8 of the Securities Purchase Agreement, the Investor shall cause the Escrow Amount to be deposited with the Escrow Agent in accordance with the time periods to be mutually agreed upon by the Parties.  The Escrow Agent may assume without inquiry that all share amounts deposited by the Investor as the Escrow Amount pursuant to this Section 1(a) have been correctly computed in accordance with the requirements of the Securities Purchase Agreement, that no additional cash amounts or share amounts are required to be so delivered and that the Escrow Agent is not required under the Securities Purchase Agreement to hold in the Escrow Fund any additional amounts other than income earned on investments made in accordance with Section 6(a).  The Escrow Agent agrees to accept delivery of the Escrow Amount and to hold any Escrow Amount in escrow subject to the terms and conditions of this Agreement. The Escrow Agent shall make distributions under this Escrow Agreement to the Stockholder in accordance with the terms of Section 8 of the Securities Purchase Agreement.

(b)           The Escrow Fund shall be held and distributed by the Escrow Agent in accordance with the provisions of this Agreement and the Securities Purchase Agreement.

(c)           No portion of the Escrow Amount or any beneficial interest therein may be pledged, encumbered, sold, assigned or transferred (including any transfer by operation of law), by the Stockholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Stockholder, prior to the distribution to the Stockholder of any Escrow Amount by the Escrow Agent in accordance with this Agreement.

(d)           Except to the extent there is a cancellation of shares of the Company’s Common Stock held in the Escrow Fund, shares of the Company’s Common Stock held in the Escrow Fund shall be treated by the Company as issued and outstanding stock of the Company, and the Stockholder shall be entitled to exercise voting rights and to receive dividends with respect to such shares (other than non-taxable stock dividends, which shall be retained by the Escrow Agent and included as part of the Escrow Fund).  The Stockholder shall not receive interest or other earnings the shares of the Company’s Common Stock (other than as set forth in the immediately preceding sentence) in the Escrow Fund.  Neither the Escrow Fund (including any portion thereof) nor any beneficial interest therein may be pledged, sold, assigned or transferred by the Stockholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Stockholder, in each case prior to the distribution of the Escrow Fund to the Stockholder in accordance with Section 5(b), except that the Stockholder shall be entitled to assign his rights to the shares held in the Escrow Fund by will, by the laws of intestacy or by other operation of law.

2.           Escrow Period.  The period during which claims for Damages may be made against the Escrow Fund shall commence at the Closing and terminate at 11:59 p.m. Pacific time on the day that is fifteen  (15) days after the date that is twelve (12) months after the Effective Date of the Securities Purchase Agreement (the “Escrow Period”).  Notwithstanding the foregoing, all or a portion of the Escrow Fund may be retained beyond the Escrow Period as provided in Section 5(a) of this Agreement.  With its initial deposit of the Escrow Amount pursuant to Section 1(a), the Company shall deliver to the Escrow Agent (and contemporaneously provide the Stockholder a copy of) a certificate specifying the date of the Closing.

3.           Rights and Obligations of the Parties.

(a)           The Escrow Agent shall be entitled to such rights and shall perform such duties as escrow agent as set forth herein (the “Duties”), in accordance with the provisions of this Agreement. Such Duties shall include the following: (i) safeguarding and treating the Escrow Fund in accordance with the provisions of this Agreement and not as the property of the Company, and (ii) holding and disposing of the Escrow Fund only in accordance with the provisions of this Agreement.  The Duties of the Escrow Agent with respect to the Escrow Fund may be altered, amended, modified or revoked only by a writing signed by the Company, the Investor, the Escrow Agent and the Stockholder.

(b)           The Company and the Stockholder shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in the Securities Purchase Agreement, in accordance with the provisions of this Agreement and the Securities Purchase Agreement

4.           Claims Against the Escrow Fund.

(a)           From time to time during the Escrow Period, the Company may deliver to the Escrow Agent, one or more certificates signed by any officer of the Company (a “Claim Certificate”):

(i)           stating that a the Investor and/or the Company have incurred, paid, reserved or accrued, or in good faith believes that it may incur, pay, reserve or accrue,  Damages (or that with respect to any tax matters, that any tax authority may raise such matter in audit of the Company or its subsidiaries, that could give rise to Damages);

(ii)           stating the amount of such Damages (which, in the case of Damages not yet incurred, paid, reserved or accrued, may be the maximum amount believed by the Company and/or Investor in good faith to be incurred, paid, reserved, accrued or demanded by a third party); and

(iii)           specifying in reasonable detail (based upon the information then possessed by the Company or Investor) the individual items of such Damages included in the amount so stated and the nature of the claim to which such Damages are related.

Such Claim Certificate (i) need only specify such information to the knowledge of such officer of the Company as of the date thereof, (ii) shall not limit any of the rights or remedies of any the Investor or the Company with respect to the underlying facts and circumstances specifically set forth in such Claim Certificate and (iii) may be updated and amended from time to time by the Company by delivering any updated or amended Claim Certificate, so long as the delivery of the original Claim Certificate is made within the applicable period (as agreed to by the Parties) and such update or amendment relates to the underlying facts and circumstances specifically set forth in such original Claims Certificate; provided that all claims for Damages properly set forth in a Claim Certificate or any update or amendment thereto shall remain outstanding until such claims have been resolved or satisfied, notwithstanding the expiration of such period. No delay in providing such Claim Certificate within the Escrow Period shall affect the rights of Investor and/or the Company rights hereunder, unless (and then only to the extent that) the Stockholder is materially prejudiced thereby.

(b)           At the time of delivery of any Claim Certificate to the Stockholder pursuant to Section 4(a), a duplicate copy of such Claim Certificate shall be delivered to the Escrow Agent by or on behalf of the Company or Investor and for a period of twenty (20) days after such delivery to the Stockholder of such Claim Certificate, the Escrow Agent shall make no payment pursuant to this Section 4 unless the Escrow Agent shall have received written authorization from the Stockholder to make such delivery.  After the expiration of such 20-day period, the Escrow Agent shall make delivery of such amount of cash and shares from the Escrow Fund having an aggregate fair market value equal to any Damages corresponding to such claim or claims as set forth in such Claim Certificate; provided, however, that no such delivery may be made if and to the extent the Stockholder has objected in a written statement to any claim or claims made in the Claim Certificate, and such written statement shall have been delivered to the Company prior to the expiration of such 20-day period (with a copy to the Escrow Agent).

(c)           If the Stockholder objects in writing to any claim or claims by the Company made in any Claim Certificate within such 20-day period, the Company or Investor and the Stockholder shall attempt in good faith for forty-five (45) days after the Company’s receipt of such written objection to resolve such objection.  If the Company or Investor and the Stockholder shall so agree, they shall prepare and sign a joint written instruction to the Escrow Agent.  The Escrow Agent shall be entitled to conclusively rely on any such joint written instruction and the Escrow Agent shall distribute cash from the Escrow Fund and such number of shares of  Common Stock from the Escrow Fund in accordance with the terms of such joint written instruction.

(d)           If no such agreement can be reached during the 45-day period for good faith negotiation, but in any event upon the expiration of such 45-day period, either the Company or Investor or the Stockholder may bring a suit or a matter to arbitration in accordance with Section 9.14 of the Securities Purchase Agreement to resolve the matter.  The decision of the arbitrator as to the validity and amount of any claim in such Claim Certificate shall be nonappealable, binding and conclusive upon the parties to this Agreement and the Escrow Agent shall be entitled to act in accordance with such decision and the Escrow Agent shall distribute cash from the Escrow Fund and such number of shares of  Common Stock from the Escrow Fund in accordance therewith.

(e)           Judgment upon any determination of an arbitrator may be entered in any court having jurisdiction.  For purposes of this Section 4(e), in any suit hereunder in which any claim or the amount thereof stated in the Claim Certificate is at issue, the Company and Investor shall be deemed to be the prevailing party unless the arbitrator determines in favor of the Stockholder.  The non-prevailing party to a suit shall pay its own fees and expenses and the fees and expenses of the prevailing party, including attorneys’ fees and costs, reasonably incurred in connection with such suit.

5.           Distribution of Escrow Fund Upon Expiration of Escrow Period.

(a)           Retention of Fund to Satisfy Pending Claims.  Such portion of the Escrow Fund as may be necessary to satisfy any unresolved or unsatisfied claims for Damages specified in any Claim Certificate delivered to the Stockholder (with a copy to the Escrow Agent) prior to expiration of the Escrow Period (the “Reserve Amount”) shall remain in the Escrow Fund until such claims for Damages have been resolved or satisfied pursuant to Section 9.14 of the Securities Purchase Agreement and Section 4 of this Agreement and prior to such resolution or satisfaction of any such claim, none of the Reserve Amount shall be delivered or distributed to any person.  For purposes of determining at any particular time the amount of cash in the Escrow Fund and the number of shares of  Common Stock in the Escrow Fund that are necessary or sufficient to satisfy and/or provide for all such Claims, the Company or Investor as the case may be, shall be assumed to be entitled to the full amount of Damages stated in such Claim Certificate(s).  The Reserve Amount retained in the Escrow Fund after the expiration of the Escrow Period with respect to a particular pending Claim shall be available to the Company only with respect to such pending Claim and shall not be available to the Company for any other pending Claim (except to the extent that making such retained amount available to satisfy only such claims (and not any other pending claims) would leave insufficient assets in the Escrow Fund to fully satisfy such other pending claims).

(b)           Distributions of Reserve Amount.  Promptly following the resolution or satisfaction of any claim or claims made in any Claim Certificate(s) for Damages relating to any portion of the Reserve Amount (and in any event no later than five (5) business days after such resolution and satisfaction), such portion of the Reserve Amount shall be paid to the Investor.

6.           Sale of Shares of Common Stock.  The Escrow Agent shall hold the Escrow Amount in the Escrow Fund.  From time to time following the Closing, the Stockholder may instruct the Escrow Agent by written notice (with copy to the Company) to sell shares of  Common Stock then in the Escrow Fund with the proceeds of such sale to be deposited in the Escrow Fund to be held in accordance with Section 8 of the Securities Purchase Agreement and this Agreement (including Section 6).

7.           Exculpatory Provisions.

(a)           The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be liable for forgeries or false impersonations.  The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for gross negligence, willful misconduct or breach of this Agreement.  The Escrow Agent shall in no case or event be liable for any representations or warranties of the Company or Investor or the Stockholder.  Any act

done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.

(b)           In the event of a dispute between the parties hereto, the Escrow Agent is hereby expressly authorized to disregard any and all notifications given by any of the parties hereto or by any other person, excepting only memoranda of agreement as provided in Section 4(c) of this Agreement and orders or process of courts of law as provided in Section 4(d) of this Agreement to which Escrow Agent shall be entitled to conclusively rely and shall distribute the Escrow Funds in accordance with the terms thereof, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(c)           In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrow Funds, unless the Escrow Agent receives written instructions, signed by the Company and the Stockholder, which eliminates such ambiguity or uncertainty.

(d)           The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Securities Purchase Agreement, this Agreement or any documents or papers deposited or called for thereunder or hereunder.

(e)           The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to the Securities Purchase Agreement, this Agreement or any documents deposited with the Escrow Agent.

8.           Resignation and Removal of the Escrow Agent.  The Escrow Agent may resign as escrow agent of the Escrow Funds at any time, with or without cause, by giving at least thirty (30) days’ prior written notice to each of the Company and the Stockholder, such resignation to be effective thirty (30) days following the date such notice is given.  In the event of any such resignation, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America or of the State of California having. In the event that a successor escrow agent has not been appointed within thirty (30) days after notice of the Escrow Agent’s resignation, the Escrow Agent shall be entitled to petition a court of competent jurisdiction to have a successor escrow agent appointed.  Any such successor escrow agent shall deliver to the Company and the Stockholder a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive possession of the Escrow Funds.  Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall deliver the Escrow Funds then held hereunder to the successor escrow agent.

9.           Further Instruments.  If the Escrow Agent reasonably requires other or further instruments in connection with its performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

10.           Disputes.  It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the cash and/or other property held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the provisions of this Agreement and the Securities Purchase Agreement.

11.           Indemnification.  In consideration of the Escrow Agent’s acceptance of this appointment, the Company and the Stockholder, hereby jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the provisions of this Agreement and the Securities Purchase Agreement, and to reimburse the Escrow Agent for all its costs and expenses (including, without limitation, counsel fees and expenses) reasonably incurred by reason of any matter as to which such indemnity is paid pursuant to this Section 11 (“Loss”); provided, however, that no indemnity need be paid in case of the Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement; provided further that either the Company or the Stockholder shall have a right of contribution from the other with respect to fifty percent (50%) of any such indemnity payments paid to the Escrow Agent pursuant to this Section 11, and provided, further, that (i) the Company shall have no such obligation with respect to any such Loss to the extent such Loss arises out of any act of, or failure to act by, the Stockholder and (ii) the Stockholder shall have no such obligation with respect to any such Loss to the extent such Loss arises out of any act of, or failure to act by, the Company  (it being understood that for the purposes of the foregoing clauses (i)-(ii), “acts”  and “failures to act” shall not be deemed to cover acts and omissions in good faith in connection with the administration or processing of claims for Damages hereunder). The indemnification provided in this Section 11 shall survive termination of this Agreement or any resignation of the Escrow Agent.

12.           General.

(a)           Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery, the third day after mailing by certified or registered mail, postage prepaid, or upon delivery via email as follows:

(i)           if to Investor, to:

Coco Partners, LLC
15366 Los Gatos Blvd., #109-352
Los Gatos, CA 95032
Attention:  Robert Wallace
Email:  4rwallace@comcast.net
Telephone No.:  [_______________]

 (ii)           if to the Stockholder, to:

Yale Farar
[_______________]
[_______________]
Email: [_______________]
Facsimile No.: [______________ ]
Telephone No.: [_______________]

(iii)          If to the Company, to:

Rokwader, Inc.
21900 Burbank Blvd.
Woodland Hills, CA 91367
Attention:  [_______________]
Facsimile No.:                                [_______________]
Telephone No.:  [_______________]

(iv)              If to the Escrow Agent, to:
Morgan, Lewis & Bockius, LLP
3000 El Camino Real
2 Palo Alto Square, Suite 700
Palo Alto, CA 94306
Attention: James C. Chapman
Email:james.chapman@morganlewis.com
Telephone No.: (650) 843-4001

or to such other address as any party may have furnished in writing to the other parties in the manner provided above. If any Claim Certificate, any objection thereto or any other document of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such Claim Certificate, objection or other document was received by such other person on the date on which it was received by the Escrow Agent.

(b)           The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(c)           This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one instrument.

(d)           No party may, without the prior express written consent of each other party, assign this Agreement in whole or in part.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.  This Agreement may only be amended in a writing signed by each Party (subject to the limitations set forth in the Securities Purchase Agreement).

(e)           This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of laws principles.  In the event of any dispute hereunder, the parties shall submit the dispute to binding arbitration as set forth in Section 9.14 of the Securities Purchase Agreement. Such arbitration shall be the exclusive venue for the resolution of any dispute hereunder.

(f)           This Agreement will terminate upon the earlier of (i) the date on which there are no funds or other property remaining in the Escrow Fund and (ii) the date on which all parties hereto may agree in writing to terminate this Agreement.

13.           Waiver of Conflicts.  Each Party to this Agreement acknowledges that Morgan, Lewis & Bockius LLP (“MLB”) serves both as Escrow Agent and counsel for the Investor in the transaction contemplated by the Securities Purchase Agreement and other related transactions, and has in the past performed and may continue to perform legal services for the Investor in matters unrelated to the transactions described in this Agreement.  Accordingly, each Party to this Agreement hereby: (a) acknowledges that they have had an opportunity to ask MLB for information relevant to this disclosure; (b) gives its informed consent to MLB’s representation of the Investor in such unrelated matters and in connection with this Agreement and the transactions contemplated hereby; and (c) gives its informed consent to MLB’s representation of the Investor in the event a dispute shall arise among the Parties.

[Signature Page Follows]

In witness whereof, each of the parties hereto has executed this Escrow Agreement as of the date first above written.

Morgan, Lewis & Bockius, LLP
as Escrow Agent

By:    _________________________________________
Name:  James C. Chapman
Title:   Partner

Coco Partners, LLC
as Investor

Gateway Advisors, Inc., Manager

By:  ___________________________________
        Robert Wallace, President

Rokwader, Inc.
as Company

By:  _________________________________________
Name:
Title:

Stockholder
Yale Farar

By:   ___________________________________________

[Signature Page to Escrow Agreement]

EXHIBIT A

SECURITIES PURCHASE AGREEMENT